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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

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    Subsidiary Legal                       Address of               Jurisdiction of                  Percentage of
          Name                             Subsidiary                Incorporation                     Ownership
          ----                             ----------                -------------                     ---------
Entrust Technologies Limited            750 Heron Road                  Ontario                         99.999%
                                        Ottawa, ON, Canada
                                        K1V 1A7
Entrust Technologies (UK) Limited       29 The Forbury                  England                          100%
                                        Reading, Berkshire
                                        England, RG1 3oJ
r3  Security Engineering AG             6th Floor, Glatt Tower          Switzerland                      100%
                                        CH-8301 Glattzontrum
                                        Zurich, Switzerland
Entrust Technologies GMBH               Hessenring 119-121              Germany                          100%
                                        61348 Bad Homburg
                                        Germany
Entrust Technologies (Switzerland)      6th Floor, Glatt Tower          Switzerland                      100%
 Ltd. Liab. Co.                         CH-8301 Glattzentrum
                                        Zurich, Switzerland
Entrust.net Limited                     750 Heron Road                  Ontario                          100%
                                        Ottawa, ON, Canada
                                        K1V 1A7
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